Exhibit 99.2

SPEC SENSORS, LLC AND KWJ ENGINEERING, INC. (AN AFFILIATE)

CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2022

SPEC SENSORS, LLC AND KWJ ENGINEERING, INC. (AN AFFILIATE)
INDEX TO CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

Condensed Combined Balance Sheets as of September 30, 2022 and December 31, 2021	1

Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2022 and 2021	2

Condensed Combined Statements of Owners’ Equity for the Nine Months Ended September 30, 2022 and 2021	3

Condensed Combined Statements of Cash Flows for the Nine Months Ended September 30, 2022 and 2021	4

Notes to Condensed Combined Interim Financial Statements	5 – 7

SPEC SENSORS, LLC AND KWJ ENGINEERING, INC. (AN AFFILIATE)

CONDENSED COMBINED BALANCE SHEETS

SEPTEMBER 30, 2022 AND DECEMBER 31, 2021

	September 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash	$630,767	$777,525
Accounts receivable	244,129	346,244
Inventory	627,143	656,766
Prepaid expenses and other	37,668	37,882
	1,539,707	1,818,417

PROPERTY AND EQUIPMENT
Machinery and equipment	563,611	534,511
	563,611	534,511
Accumulated depreciation	(530,144)	(526,417)
	33,467	8,094

OTHER ASSETS
Deposits	16,000	16,000
Intangible assets	16,395	31,737
	32,395	47,737

	$1,605,569	$1,874,248

LIABILITIES AND OWNERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$194,880	$86,243
	194,880	86,243

OWNERS’ EQUITY	1,410,689	1,788,005

LIABILITIES AND OWNERS’ EQUITY	$1,605,569	$1,874,248

See notes to condensed combined financial statements.

SPEC SENSORS, LLC AND KWJ ENGINEERING, INC. (AN AFFILIATE)

CONDENSED COMBINED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	Nine Months Ended
	September 30, 2022	September 30, 2021
NET SALES	$3,267,842	$3,890,633

COST OF GOODS SOLD
Purchases, net	659,729	808,833
Direct labor	1,154,829	1,020,813
Other direct expenses	193,243	183,997
	2,007,802	2,013,643

GROSS PROFIT	1,260,041	1,876,990

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Engineering and research and development	112,301	75,051
Overhead expenses	780,592	699,722
General and administrative expenses	719,047	599,206
	1,611,940	1,373,979

EARNINGS (LOSS) FROM OPERATIONS	(351,899)	503,011

OTHER INCOME AND (EXPENSE)
Interest income	261	600
Other income	-	391,594
Interest expense	(2,229)	(1,755)
	(1,968)	390,439

EARNINGS (LOSS) BEFORE STATE INCOME TAXES	(353,867)	893,450

STATE INCOME TAXES	50	50

NET EARNINGS (LOSS)	$(353,917)	$893,400

See notes to condensed combined financial statements.

SPEC SENSORS, LLC AND KWJ ENGINEERING, INC. (AN AFFILIATE)

CONDENSED COMBINED STATEMENTS OF OWNERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	Nine Months Ended
	September 30, 2022	September 30, 2021
OWNERS’ EQUITY, BEGINNING	$1,788,005	$1,499,940

NET EARNINGS (LOSS)	(353,917)	893,400

REPURCHASE OF EQUITY INTEREST	(23,399)	-

OWNERS’ EQUITY, ENDING	$1,410,689	$2,393,340

See notes to condensed combined financial statements.

SPEC SENSORS, LLC AND KWJ ENGINEERING, INC. (AN AFFILIATE)

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	Nine Months Ended
	September 30,	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$(353,917)	$893,400
Noncash items included in net earnings (loss):
Depreciation and amortization	19,069	5,876
Gain on extinguishment of debt	-	(391,594)
(Increase) decrease in:
Accounts receivable	102,115	(315,415)
Inventory	29,623	(41,869)
Prepaid expenses and other	214	2,139
Deposits	-	603
Increase (decrease) in:
Accounts payable and accrued expenses	108,637	(85,285)
	(94,259)	67,855

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(29,100)	-
	(29,100)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of equity interest	(23,399)	-
	(23,399)	-

NET INCREASE (DECREASE) IN CASH	(146,758)	67,855

CASH – BEGINNING	777,525	869,501
CASH – ENDING	$630,767	$937,356

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:
Interest	$2,229	$1,755
State income taxes	$50	$50

See notes to condensed combined financial statements.

SPEC SENSORS, LLC AND KWJ ENGINEERING, INC. (AN AFFILIATE)

NOTES TO CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

A.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1.	Principles of Combination - The condensed combined financial statements include the accounts of SPEC Sensors, LLC and KWJ Engineering, Inc. (the Company). The Companies are affiliated through common ownership, management, and operations. All material intercompany transactions and accounts have been eliminated in the combination of the financial statements.

2.	Organization - SPEC Sensors, LLC was formed in the state of California and commenced operations on May 30, 2012. KWJ Engineering, Inc. was incorporated under the laws of the state of California and commenced operations on January 22, 1993.

3.	Operations - SPEC Sensors, LLC (SPEC) is engaged in the manufacturing and distribution of electrochemical gas sensors and gas sensor modules, both calibrated and uncalibrated. SPEC has one facility in Newark, CA which it shares with its affiliate, KWJ Engineering, Inc. (KWJ). KWJ is engaged in the manufacturing and distribution of several lines of gas detection products and performs grant and contract research and development services. KWJ sells the following three product lines: Eco Sensors low-cost ozone monitors, KWJ Legacy in-line CO monitors, and TTD gas sensors. The work for both companies is performed primarily under worldwide market-pricing and is performed primarily in the Bay Area region of California.

4.	Method of Accounting - The Company’s policy is to prepare its condensed combined financial statements on the accrual method of accounting whereby revenues are recognized when earned and expenses are recognized when incurred. This method of accounting conforms to generally accepted accounting principles (GAAP).

5.	Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of deposits in excess of federally insured limits and accounts receivable. These risks are managed by maintaining all deposits in high quality financial institutions and obtaining signed sales orders, and/or establishing credit limits with all customers. Management believes that the Company is not exposed to any significant credit risk as a result of these credit concentrations.

6.	Cash and Cash Equivalents - For purposes of the condensed combined statements of cash flows, the Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

7.	Inventory - The Company’s inventory is valued at the lower of cost (first-in, first-out) or market.

8.	Property and Equipment - Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred whereas major betterments are capitalized. Depreciation is computed using the straight-line method over five to seven years.

9.	Intangible Assets - Intangible assets subject to amortization include capitalized software and development costs, all of which are amortized using the straight-line method over fifteen years.

10.	Fair Value of Financial Instruments - The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate their fair values based on their short-term nature. The recorded values of long-term debt approximate their fair values, as current interest rates approximate market rates.

11.	Revenue Recognition - The Company recognizes revenue in accordance with Topic 606 of the Financial Accounting Standards Board Accounting Standards Codification. Revenue from contracts with customers is recognized when, or as, the Company satisfies its performance obligations by transferring goods or services to customers. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. A performance obligation may be satisfied over time or at a point in time. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that the Company determines the customer has obtained control over the promised good or service. The amount of revenue recognized reflects the consideration of which the Company expects to be entitled in exchange for the promised goods or services. The Company is engaged in the manufacturing and distribution of gas sensors, kits, elements, engineering services, and related products. Revenue is recognized when orders are shipped or services are rendered. All revenue for the periods ended September 30, 2022 and 2021 was determined to be performance obligations satisfied at a point in time.

12.	Income Taxes - SPEC Sensors, LLC is a limited liability company treated as a Partnership for federal and state income tax purposes. Members of a partnership are taxed directly on their proportionate share of the Company’s earnings. KWJ Engineering, Inc. has elected under the Internal Revenue Code to be an S Corporation for federal and state tax purposes. In lieu of corporate federal income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Corporation’s taxable income. Consequently, no provision or liability for income taxes has been included in the condensed combined financial statements. As of September 30, 2022 and December 31, 2021, the Company determined that it had no tax positions that did not meet the “more likely than not” threshold of being sustained by the applicable tax authority. The Company files tax and information returns in the United States Federal, California, and other state jurisdictions as applicable. These returns are subject to examination by tax authorities for the last three years.

13.	Sales Tax - The Company excludes from its sales all sales taxes assessed to its customers. Sales taxes assessed on sales are recorded in accrued expenses until remitted to state agencies. The Company remits sales taxes to various states as applicable.

14.	General and Administrative Expenses - These expenses are charged to operations as incurred and are not allocated to cost of sales.

15.	Use of Estimates - The preparation of condensed combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

B. ACCOUNTS RECEIVABLE:

The Company utilizes the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, an estimate of uncollectible customer balances is made based on the Company’s prior history and other factors such as the credit quality of the customer and economic conditions of the market. Based on these factors, at September 30, 2022 and December 31, 2021, no allowance for doubtful accounts was recorded.

C. INVENTORY, NET:

Inventory, both materials and finished goods, consists primarily of electrochemical gas sensors, gas sensors modules, ECO sensors low-cost ozone monitors, CO monitors and TTD gas sensors. Inventory was valued at $627,143 and $656,766 on September 30, 2022 and December 31, 2021, respectively.

D. INTANGIBLE ASSETS, NET:

Intangible assets consist of the following:

	September 30, 2022	December 31, 2021
Capitalized Syndication and Organization Costs	$20,961	$20,961
Other Intangible Assets	302,489	302,489
	323,450	323,450
Accumulated Amortization	(307,055)	(291,713)
	$16,395	$31,737

E. OPERATING LEASES:

The Company leases its manufacturing, distribution and office space in Newark, California for terms in excess of one year. Rent expense for the nine months ended September 30, 2022 and 2021 amounted to $148,043 and $145,871, respectively.

The following is a schedule by years of the future minimum lease payments as of September 30, 2022:

Year Ending December 31, 2022 (remainder of year)	$48,408
Year Ending December 31, 2023	32,272
$80,680

F. MAJOR CUSTOMERS:

For the nine months ended September 30, 2022, the Company had one major customer, to which sales accounted for approximately 11% of the Company’s revenue. For the nine months ended September 30, 2021, the Company had one major customer, to which sales accounted for approximately 13% of the Company’s revenue.

G. PPP FUNDS FORGIVENESS:

On May 6, 2020, SPEC Sensors, LLC received loan proceeds from Bank of the West in the amount of $52,905 under the Paycheck Protection Program (PPP). On May 7, 2020, KWJ Engineering, Inc. received loan proceeds from Bank of the West in the amount of $338,689 under the PPP. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provides for forgivable loans to qualifying businesses for amounts up to 2.5 times the average qualifying monthly payroll expenses of the qualifying business. On July 23, 2021, both SPEC Sensors, LLC and KWJ Engineering, Inc. were granted forgiveness from the Small Business Administration for the full amounts of each loan. In accordance with ASC 470, Debt, $391,594 of PPP funds were recognized on the condensed combined statements of operations as other income for the nine months ended September 30, 2021.

H. CONTINGENT LIABILITIES:

The Company has certain contingent liabilities and is a party to various claims and actions arising in the ordinary course of business. Management is of the opinion that all such matters are without merit or are of such kind or involve such amounts that unfavorable disposition would not have a material effect on the financial position of the Company.

I. SUBSEQUENT EVENTS:

Management has evaluated events occurring after the combined balance sheet date through February [●], 2023, the date in which these unaudited condensed combined financial statements were available to be issued. On December 16, 2022, Interlink Electronics, Inc. acquired all of our assets for approximately $2,269,000, subject to adjustment based on the extent if any to which our net working capital at closing is more or less than $1,350,000.